Exhibit 3.171

Secretary of State
Corporations Division
Suite 315, West Tower
#2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

PRENTICE HALL CORPORATE SERVICES
BETTY BLANCHARD
66 LUCKIE STREET
ATLANTA, GA 30303

CERTIFICATE OF AMENDMENT

I, MAX CLELAND, Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

METRO AMBULANCE SERVICES, INC.
A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the office of the Secretary of State and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

MAX CLELAND
SECRETARY OF STATE

CORPORATIONS 656-2817 • CORPORATIONS HOT-LINE 404-656-2222 (Outside Metro-Atlanta)

ARTICLES OF AMENDMENT

OF

METRO AMBULANCE SERVICES, INC.,
a Georgia corporation

To the Secretary of State
State of Georgia

Pursuant to the provisions of the Georgia Business Corporation Code, METRO AMBULANCE SERVICES, INC., a Georgia corporation (the “Corporation”) does hereby adopt the following Articles of Amendment.

1.             The name of the corporation is: METRO AMBULANCE SERVICES, INC.

2.             Article 4 of the Articles of Incorporation of the Corporation is hereby amended so as henceforth to read as follows:

“4.

The Corporation shall have perpetual existence.”

3.             The amendment herein provided for was duly recommended by the Board of Directors of the Corporation to the sole shareholder of the Corporation on February 6, 1995.

4.             The amendment herein provided for was duly approved by the sole shareholder of the Corporation on February 6, 1995 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this          day of March, 1995.

METRO AMBULANCE SERVICES, INC.,
a Georgia corporation

/s/ M. Keith Huzyak
M. Keith Huzyak, Chief Executive Officer

/s/ Roy E. Luna
Roy E. Luna, Secretary

2

ARTICLES OF AMENDMENT

The shareholders of Metro Marietta Ambulance Services, Inc., a corporation organized and existing under the laws of the State of Georgia, did, on March 26, 1973, adopt an amendment to the Articles of Incorporation of said Corporation as follows:

“Resolved – that the name of Metro Marietta Ambulance Services, Inc. be changed to Metro Ambulance Services, Inc. and henceforth said corporation is to be known as Metro Ambulance Services, Inc.”

Said amendment was adopted by an affirmative vote of ten thousand (10,000) shares, the same being all of the shares entitled to vote thereon.

IN WITNESS WHEREOF, Metro Marietta Ambulance Services, Inc. has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers, on this 28th day of March, 1973.

METRO MARIETTA AMBULANCE SERVICES, INC.

By:
President

Attest:

Secretary

INGRAM, FLOURNOY,
DOWNEY & CLEVELAND
Attorneys at Law
           Washington Avenue
Marietta, Georgia

IN THE SUPERIOR COURT FOR THE COUNTY OF COBB

STATE OF GEORGIA

The petition of Metro Marietta Ambulance Services, Inc. shows the Court as follows:

1.

The articles of amendment of Metro Marietta Ambulance Services, Inc. executed by the President and attested by the Secretary are attached hereto:

2.

The certificate of the Secretary of State that the name “Metro Ambulance Services, Inc.” is available is attached hereto.

WHEREFORE, petitioner prays that the Articles of Amendment of Metro Marietta Ambulance Services, Inc. be granted.

INGRAM, FLOURNOY, DOWNEY & CLEVELAND

By:

INGRAM, FLOURNOY,
DOWNEY & CLEVELAND
Attorneys at Law
           Washington Avenue
Marietta, Georgia

STATE OF GEORGIA

COUNTY OF COBB

ORDER

The Articles of Amendment of Metro Marietta Ambulance Services, Inc. and the certificate of the Secretary of State of Georgia that the corporate name “Metro Marietta Ambulance Services, Inc.” is available having been examined and found lawful.

IT IS HEREBY ORDERED, that the Articles of Amendment of Metro Marietta Ambulance Services, Inc. be and the same are hereby granted and the name of the corporation is hereby changed to Metro Ambulance Services, Inc.

This 28th day of March, 1973.

JUDGE, SUPERIOR COURT OF
COBB COUNTY, GEORGIA

INGRAM, FLOURNOY,
DOWNEY & CLEVELAND
Attorneys at Law
           Washington Avenue
Marietta, Georgia

THE MARIETTA DAILY JOURNAL
and
NEIGHBOR NEWSPAPERS, INC.

PUBLISHER’S AFFIDAVIT

STATE OF GEORGIA

COUNTY OF COBB

Before me the undersigned, a Notary Public, this day came Billie M. Foster personally known to me who being first duly sworn according to law, says that she is Treasurer of Times-Journal,Inc.  Publisher of The Marietta Daily Journal, the official newspaper of which Sheriff’s advertisements in and for said County are published and a newspaper of general circulation with its principal place of business in said county, and that there has been deposited with said newspaper the cost of publishing four insertions of application for Amendment to Charter of “METRO AMBULANCE SERVICES, INC.”, once a week for four successive weeks with the order of the Judge of Cobb Superior Court there.

/s/ Billie M. Foster

Sworn to and subscribed

before me this 28th day

of March, 1973

GEORGIA, COBB COUNTY

I, J. S. Williams Deputy Clerk of the Superior Court of Cobb County, Georgia, do hereby certify that the foregoing is a true and correct copy of the Petition for Amendment to Charter of METRO AMBULANCE SERVICES, INC., as the same appears on file in this office.

I further certify that all cost has been paid to me, which is in full of all fees and costs of the Clerk of the Cobb Superior Court in connection with said cause.

IN WITNESS WHEREOF I have hereunto set my official hand and affixed the seal of Cobb Superior Court, this 28th day of March, 1973.

Deputy Clerk

(Seal)

Duplicate

State of Georgia

Office of Secretary of State

I, Ben W. Fortson, Jr., Secretary of State of the State of Georgia, do hereby certify that

“METRO MARIETTA AMBULANCE SERVICES, INC.”

was on the 20th day of August, 1968, duly incorporated under the laws of the State of Georgia by the Superior Court of Cobb County for a period of thirty-five years from said date, in accordance with the certified copy hereto attached, and that a certified copy of the charter of said corporation has been duly filed in the office of the Secretary of State and the fees therefor paid, as provided by law.

IN TESTIMONY WHEREOF, 1 have hereunto set my hand: and affixed the seal of office, at the Capitol, in the City of Atlanta, this 22nd day of August, in the year of our Lord One Thousand Nine Hundred and Sixty Eight and of the Independence of the United States of America the One Hundred and ninety-third.

/s/ Ben W. Fortson, Jr.
SECRETARY OF STATE, EX-OFFICIO CORPORATION
COMMISSIONER OF THE STATE OF GEORGIA

STATE OF GEORGIA

COUNTY OF COBB

TO THE SUPERIOR COURT OF COBB COUNTY:

NOW comes EDGAR H. POUNDS, MARY JANE POUNDS and VINCE SHAFFER, hereinafter referred to as “PETITIONERS”, and bring this Petition for the granting of a charter for a private corporation and show unto the court the following facts, to wit:

1.

They desire for themselves, their associates, successors and assigns to be incorporated under the name of “METRO MARIETTA AMBULANCE SERVICES, INC.”  The principle office of said corporation is to be located in Cobb County, Georgia, with the privilege of establishing branch offices and places of business in such other places as may be determined.

2.

The names and post office addresses of each of the above Petitioners are as follows:

Edger H. Pounds
1714 Alton Way
Marietta, Georgia

Mary Jean Pounds
1714 Alton Way
Marietta, Georgia

Vince Shaffer
415 Lake Drive
Marietta, Georgia

3.

The purpose and object of said corporation is pecuniary gain and profit to its shareholders.  The general nature of the business to be transacted and the corporate powers derived are:

(a) To carry on the business of supplying, furnishing, renting, leasing, and the letting for hire of funeral service equipment including tents, grave equipment, and other related items of every kind, nature and description.  To carry on the business of providing ambulance services both emergency and non-emergency to the general public and the rental and sales of emergency equipment and supplies.

(b) To carry on the business of supplying, furnishing, renting, leasing, and the letting for hire of funeral hearses, cars, and carriages for funerals, and automobiles and motor vehicles of every kind, nature, and description; to buy, own, sell, lease, hire, or otherwise deal in and with funeral cars, hearses, funeral carriages, automobiles, motor trucks, and vehicles, supplies, parts for use in connection therewith, accessories, and carriage equipment; to manufacture, buy, sell, deal in, to build and rebuild, to operate, repair, and let for hire automobiles, and motor vehicles of every kind, nature and description.

(c) To purchase or otherwise acquire lands and interests in lands with the leasehold in fee or otherwise, situated within or without the State of Georgia and to own, hold, improve by building or otherwise, and to lease out or otherwise use for income purposes or to encumber, sale, and dispose of any such real estate or improvements or any interest therein or to lease the same either as landlord or tenant and to purchase, construct, and otherwise acquire and to own, maintain, and operate buildings of any character.

(d) To have all the powers and enjoy all the privileges enumerated in Section 22-1827 to 22-1870 of the Code of Georgia and all of the privileges enumerated in Chapter 22-18 and 22-19 of said Code, and all of the powers applicable                                          corporation enumerated in said Code Sections are                                                   part hereof to the same extent as if same were set out herein.

4.

The time for which said corporation is to have existence is thirty-five (35) years.

(5)

The amount of capital with which the corporation will begin doing business shall be twenty-five hundred dollars ($2,500.00), either in cash or other assets or the combination of the two.

(6)

The capital stock of said corporation shall be divided into ten thousand shares of common stock of the face or par value of ten dollars ($10.00) per share.  The holders of said common stock shall control the corporation with the holder of each share of common stock entitled to one (1) vote per share.

(7)

Petitioners further desire that By-Laws of the corporation shall be adopted by the common stockholders, and such By-Laws shall provide for the officers and directors of the corporation, the manner of their selection and such other rules appropriate to By-Laws which have as their purpose the control and management of the corporation, including provisions whereby the By-Laws may be amended.

(8)

Petitioners herewith exhibit a name certificate from the Secretary of State of Georgia as required by Section 22-1803, Georgia Code Annotated.

WHEREFORE, petitioners pray to be incorporated under the name and style aforesaid, for a period of thirty-five (35) years with the rights of renewal as provided by law, and with all the rights, powers, privileges and immunities herein set forth, and such additional rights, powers and privileges as may be necessary, proper or incidental to the conduct of the business aforesaid and as may be inherent in or allowed to like corporations in the State of Georgia, as they may now or hereafter exist.

RICHARD H. STILL, JR.
Attorney at Law

/s/ Richard H. Still, Jr.

STATE OF GEORGIA:	)	CHARTER APPLICATION
COUNTY OF COBB:	(
NO.

IN RE:	)

PETITION TO INCORPORATE	(	COBB SUPERIOR COURT

METRO MARIETTA AMBULANCE SERVICES, INC.	)

O R D E R

The foregoing petition of EDGAR H. POUNDS, MARY JEAN POUNDS and VINCE SHAFFER, to be incorporated under the name of METRO MARIETTA AMBULANCE SERVICES, INC., read and considered.

It appearing that the said petitioners are within the purview and intention of the laws applicable thereto, and that all of said laws have been fully complied with, including the presentation of a certificate from the Secretary of State as required by Section 22-1803 of the Code of Georgia Annotated.

IT IS HEREBY ORDERED, ADJUDGED AND DECREED:

That all of the prayers of said petitioners are granted, and applicants and their associates, successors, and assigns are hereby incorporated and made a body politic under the name and style of METRO MARIETTA AMBULANCE SERVICES, INC., for and during the period of thirty-five (35) years with the privilege of renewal at the expiration of that time according to the laws of Georgia and that said corporation is hereby granted and vested of all rights and privileges                            in said petition.

GRANTED AT CHAMBERS this 20th day of August, 1968.

/s/ Albert J. H, Jr.
Judge, Cobb Superior Court,
Judicial Circuit

PRESENTED BY:

RICHARD H. STILL, JR.
Attorney at Law

/s/ Richard W. Still, Jr.

PUBLISHER’S AFFIDAVIT

STATE OF GEORGIA

COUNTY OF COBB

Before me the undersigned, a Notary Public, this day came Billie M. Foster, personally known to me who being first duly sworn according to law, says that she is Treasurer of Times-Journal, Inc.  Publisher of Marietta Daily Journal , the official newspaper of which Sheriff’s advertisements in and for said County are published and a newspaper of general circulation with its principal place of business in said county, and that there has been deposited with said newspaper the cost of publishing four insertions of application for Charter of METRO MARIETTA AMBULANCE SERVICES, INC., once a week for four successive weeks with the order of the Judge of Cobb Superior Court thereon.

/s/ Billie M. Foster

Sworn to and subscribed

before me this 21st day

of August, 1968

GEORGIA, COBB COUNTY

I, J. S. Williams, DEPUTY CLERK of the Superior Court of Cobb County, Georgia, do hereby certify that the foregoing is a true and correct copy of the Petition for Charter of “METRO MARIETTA AMBULANCE SERVICES, INC.”, as the same appears on file in this office.

I further certify that all cost has been paid to me, which is in full and all fees and costs of the Clerk of the Cobb Superior Court in connection with said cause.

IN WITNESS WHEREOF I have hereunto set my official hand and affixed the seal of Cobb Superior Court, this 21st day of August, 1968.

/s/ J.S. Williams
Deputy Clerk

SEAL

Honorable Richard H. Still, Jr., Cobb Judicial Bldg., Solicitor’s Office, Marietta, Georgia

Duplicate

State of Georgia

Office of Secretary of State

I, Ben W. Fortson, Jr., Secretary of State of the State of Georgia, do hereby certify that based on a diligent search of the records on file in this office, I find that the name of the following proposed domestic or domesticated corporation, to wit

“METRO MARIETTA AMBULANCE SERVICES, INC.”

is not identical with or deceptively or confusingly similar to the name of any other existing domestic or domesticated corporation registered in the records on file in this office or to the name of any other proposed domestic or domesticated corporation as shown by a certificate of the Secretary of State heretofore issued and presently effective.

IN TESTIMONY WHEREOF, 1 have hereunto set my hand and affixed the seal of office, at the Capitol, in the City of Atlanta, this 12th day of August, in the year of our Lord One Thousand Nine Hundred and Sixty Eight and of the Independence of the United States of America the One Hundred and Ninety-third.

/s/ Ben W. Fortson, Jr.
SECRETARY OF STATE, EX-OFFICIO CORPORATION
COMMISSIONER OF THE STATE OF GEORGIA